United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 2 to Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2021

Date of Report (Date of earliest event reported)

Ace Global Business Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40309	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6/F Unit B, Central 88, 88-98 Des Voeux Road Central, Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9086 7042

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market
Ordinary Shares	ACBA	NASDAQ Capital Market
Warrants	ACBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K/A dated April 9, 2021, Ace Global Business Acquisition Limited (the “Company”) consummated its initial public offering (“IPO”) of 4,000,000 units (the “Units”) on April 8, 2021 and the full exercise of the underwriter’s over-allotment option of 600,000 Units on April 9, 2021 respectively, Each Unit consists of one ordinary share (“Ordinary Share”) and one warrant (“Warrant”) entitling its holder to purchase one Ordinary Share at a price of $11.50 per whole share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $46,000,000.

As of April 9, 2021, a total of $46,920,000 of the net proceeds from the public offering and the private placement consummated simultaneously with the closing of the IPO and the over-allotment option were deposited in a trust account established for the benefit of the Company’s public stockholders.

An audited balance sheet as of April 9, 2021 reflecting receipt of the proceeds upon consummation of the public offering and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Balance Sheet dated April 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2021

ACE GLOBAL BUSINESS ACQUISITION LIMITED

By:	/s/ Eugene Wong
Name:	Eugene Wong
Title:	Chief Executive Officer

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